Exhibit 99.1

NEWS RELEASE

DUPONT DE NEMOURS, INC. AND QNITY ELECTRONICS, INC. ANNOUNCE

OFFERING OF SENIOR SECURED NOTES

AND SENIOR NOTES

Notes to be the obligation solely of Qnity Electronics, Inc. as issuer following consummation of

DuPont’s intended Spin-Off of its electronics business

WILMINGTON, DEL., August 11, 2025 – DuPont de Nemours, Inc. (NYSE: DD) (“DuPont”) and Qnity Electronics, Inc. (“Qnity”) announced today Qnity’s intention to offer, subject to market and customary conditions, (i) $1.5 billion aggregate principal amount of senior secured notes due 2032 (the “Secured Notes”) and (ii) $1.0 billion aggregate principal amount of senior notes due 2033 (the “Unsecured Notes” and, together with the Secured Notes, the “Notes” and each, a “series of Notes”). Each series of Notes is being offered in connection with DuPont’s previously announced plan to separate its electronics business through a pro rata distribution of Qnity common stock to stockholders of DuPont (the “Spin-Off”), as more fully described in Qnity’s information statement filed as Exhibit 99.1 to its amended Registration Statement on Form 10 filed by Qnity with the Securities and Exchange Commission (the “SEC”) on August 5, 2025.

Upon the consummation of the Spin-Off, the Unsecured Notes will be jointly and severally and unconditionally guaranteed on a senior unsecured basis and the Secured Notes will be jointly and severally and unconditionally guaranteed on a senior secured basis by each Qnity subsidiary that is a borrower, or guarantees indebtedness, under Qnity’s planned senior secured credit facilities. Upon the consummation of the Spin-Off, the Secured Notes and related guarantees will be secured, subject to permitted liens and certain other exceptions, by first priority liens on substantially the same collateral that secures Qnity’s obligations under its planned senior secured credit facilities. The Unsecured Notes and related guarantees will not be secured by any collateral.

The closing of this offering is not conditioned on the closing of the Spin-Off. The gross proceeds of the offering will be held in escrow and released in connection with the completion of the Spin-Off. Qnity intends to use the net proceeds from the offering, together with borrowings under its new senior secured credit facilities and cash on hand, to finance the payment of a cash distribution to DuPont plus the pre-funded interest deposit in connection with the issuance of notes (and any investment returns thereon).

The Spin-Off is targeted for completion on November 1, 2025*. If the Spin-Off is not consummated (x) on or prior to the earlier of (i) March 31, 2026 and (ii) the date on which Qnity notifies the escrow agent and the trustee that Qnity has determined the Spin-Off will not be consummated or (y) within two business days of the gross proceeds being released from escrow, then each series of Notes will be subject to a special mandatory redemption.

Each series of Notes and the related guarantees will be offered in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act. Each series of Notes and the related guarantees have not been registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Qnity

Qnity™, DuPont’s electronics business, is a premier technology solutions provider across the semiconductor value chain, empowering AI, high performance computing, and advanced connectivity. From solutions for semiconductor chip manufacturing, to enabling high-speed transmission within complex electronic systems, our high-performance materials and integration expertise make tomorrow’s technologies possible.

Qnity™, the Qnity Node Logo, and all products, unless otherwise noted, denoted with TM or ® are trademarks, trade names or registered trademarks of affiliates of Qnity Electronics, Inc.

About DuPont

DuPont (NYSE: DD) is a global innovation leader with technology-based materials and solutions that help transform industries and everyday life. DuPont’s employees apply diverse science and expertise to help customers advance their best ideas and deliver essential innovations in key markets including electronics, transportation, construction, water, healthcare and worker safety.

DuPont™, the DuPont Oval Logo, Qnity™ and all trademarks and service marks denoted with ™,SM or ® are owned by affiliates of DuPont de Nemours, Inc. unless otherwise noted.

*

On January 15, 2025, DuPont announced it is targeting November 1, 2025, for the completion of the Spin-Off. The Spin-Off will not require a shareholder vote and is subject to satisfaction of customary conditions, including final approval by DuPont’s board of directors, receipt of tax opinion from counsel, the completion and effectiveness of the Form 10 registration statement filed with the SEC, applicable regulatory approvals and satisfactory completion of financing.

Cautionary Statement Regarding Forward-Looking Statements

This release contains forward-looking statements. Forward-looking statements use words such as “plans”, “expects”, “will”, “would”, “anticipates”, “believes”, “intends”, “seeks”, “projects”, “efforts”, “estimates”, “potential”, “continue”, “intend”, “may”, “could”, “should” and similar expressions, among others, as well as other words or expressions referencing future events, conditions or circumstances. Statements that describe or relate to DuPont’s or Qnity’s plans, goals, intentions, strategies, financial outlook, DuPont’s or Qnity’s expectations regarding the Spin-Off, the aggregate principal amount of the Notes to be sold or the intended use of proceeds from the offering of the Notes, and statements that do not relate to historical or current fact, are examples of forward-looking statements. Forward-looking statements are based on our current beliefs, expectations and assumptions, which may not prove to be accurate, and involve a number of known and unknown risks and uncertainties, many of which are out of the DuPont’s and Qnity’s control. Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements. Additional information concerning these and other factors can be found in Qnity’s filings with the U.S. Securities and Exchange Commission, including Qnity’s registration statement on Form 10. Any forward-looking statement speaks only as of the date on which it is made. Neither DuPont nor Qnity undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor Contacts

Ann Giancristoforo

+1 989-294-5890

Ann.giancristoforo@dupont.com

Nahla Azmy

+1 302-518-1001

Nahla.azmy@dupont.com

Media

Dan Turner

+1 302-299-7628

Daniel.a.turner@dupont.com